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                                                                    EXHIBIT 10.6


                             KMIC INSURANCE COMPANY
                                AGENCY AGREEMENT


         Kentucky Medical Insurance Company, a Kentucky insurance corporation ("KMIC") and KMA Agency of Kentucky ("Agent"), (sometimes commonly referred to as the "Parties") agree as follows:

    A.   AUTHORITY OF AGENT

         Subject to requirements imposed by law, the underwriting rules, procedures and regulations of KMIC and this agreement, the Agent is authorized to:

         1. solicit, receive and transmit to KMIC, proposals for insurance contracts for which a commission is specified in the schedule of commissions provided by KMIC.

         2. Produce and deliver certificates of insurance and written binders in accordance with KMIC's underwriting requirements. The Agent is not authorized to accept or bind any risk or to otherwise obligate KMIC without specific authority from KMIC.

         3. Provide all usual and customary services of an Agent on all, policies placed with KMIC subject to the following:

              a. KMIC will not be responsible for Agency expenses including but not limited to salaries, benefits, bonus payments, rent, transportation, employee hire or solicitor's fees, postage, telegrams, telephone, advertising, licensing fees or any other Agency expenses whatsoever.

              b. The Agent will not undertake or initiate advertising of any nature in connection with business or policies related to KMIC without the approval of KMIC.

              c. The Company realizes that with multiple Agents representing it in Kentucky, conflicts may arise between Agents. In those situations the first legitimate submission received, as determined in the sole discretion of the Company shall be the prevailing submission. In the case of an Agent of record letter, if the two Agents in conflict cannot reach an agreement, the Company may, but is not required to, refuse or withdraw its quotation. Otherwise, the policyholder's written statement designating the Agent or broker shall control. The Company will not accept agent of record letters from other agents concerning business currently written by Agent.




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              d.   All future agency or broker appointments in Kentucky for
                   physician professional liability will be made by the Agent with Company approval.

         4. To promptly report all claims and losses of which the Agent has knowledge and properly notify KMIC when the Agent receives notice of the commencement of any related legal action. Agent shall refrain from admitting or denying liability on the part of the company in connection with any claim or lawsuit.

         5. Appoint subagents to distribute KMIC's products and services as appropriate in the State of Kentucky, provided that such appointments are done with the prior approval of KMIC and upon receipt of KMIC's written acceptance of the subagent. Subagent contracts must be approved by KMIC. Agent shall instruct and oversee any subagents so as to assure compliance with the terms and requirements of this agreement. The following three agencies who are currently appointed by KMIC shall be considered appointed under the terms of this paragraph as subagents of the Agent, effective on the date this entire agreement becomes effective:

              |X|  Van Zandt, Emrich & Cary, Inc.
              |X|  Harris & Harris, Inc.
              |X|  Gross Insurance Agency

    B.   COMMISSIONS

         1. Commissions shall be paid in accordance with Exhibit A which is attached and incorporated by this reference. Commissions may be revised: by mutual agreement between the Agent and KMIC; or independently by KMIC after giving the Agent 90 days advance notice of the proposed changes and the effective date. Commissions may also be altered by KMIC for failure by Agent to comply with the minimum production goal specified in the attached Exhibit A. Any return commissions otherwise due KMIC under this Agreement will be calculated at the rate initially applicable.

         2. Commissions on premiums shall be paid to the Agent by the 15th of the month following the month in which such premiums are received and recorded by KMIC, subject to deduction by KMIC of any return commissions due from the Agent.

         3. The Agent agrees to return commissions on policy cancellations or reductions at the same rate at which such commissions were originally retained. The payment of commission by the Company to the Agent is contingent upon the Agent being legally licensed. Any revocation or


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              cancellation of the Agent's license is grounds for nonpayment of commissions.

    C.   KMIC BILLED POLICIES

         For business subject to Exhibit A and placed with KMIC and billed by KMIC directly to the policyholder, the following shall apply in addition to all the other provisions of this agreement:

         1. The processing and submittal of all such business shall be subject to provisions outlined in KMIC's written requirements and forms as they may be implemented by KMIC from time to time;

         2. The Agent shall submit the appropriate premium to KMIC without deduction of commission.

         3. Commissions on premiums shall be paid to the Agent within 30 business days of the month in which such premiums are received and recorded by KMIC, subject to deduction by KMIC of any return commissions due from the Agent.

    D.   POLICY CANCELLATION

         Cancellation of any policy in force, when requested by the policyholder, will be honored by KMIC, except for those KMIC is not otherwise permitted to cancel.

    E.   OWNERSHIP OF EXPIRATIONS

         In the event of termination, KMIC owns all expirations.

    F.   AGENT'S ERRORS AND OMISSION INSURANCE

         The Agent will maintain valid errors and omissions insurance, with minimum limits of $1,000,000 per incident, which shall contain terms and limits of coverage acceptable to KMIC covering the Agent's solicitors and each of its employees. The Agent shall provide KMIC a copy of each policy, as requested.

    G.   AGENCY SALE OR TRANSFER

         The Agent agrees to provide KMIC with at least ninety (90) days advance written notice of any sale, merger, consolidation or other transfer of the Agent's business. Upon such written notice, KMIC will have forty-five days after receiving notice to respond, and may, at its election:


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         1.   Assign this agreement to the successor, or

         2.   Enter into a new agency agreement with the successor, or

         3.   Terminate this agreement.

     H.  TERMINATION OF AGREEMENT

         1.   This agreement shall terminate:

              a. Automatically if any public authority cancels or declines to renew the Agent's license or Certificate of Authority.

              b. Immediately when either party gives detailed written notice to the other of alleged gross and willful misconduct, fraud, material misrepresentation, or failure to pay Agent's return account less commission within 30 days after written remedial demand by KMIC.

              c.   Pursuant to G,3 above.

         2. This Agreement shall terminate, upon either party giving at least one hundred twenty (120) days advance written notice to the other, if not otherwise contrary to applicable law or this Agreement.

         3. If the Agent is delinquent in either accounting or payment of monies due KMIC, KMIC may by written notice to the Agent immediately terminate, suspend or modify any of the provisions of this agreement. Such action shall not be taken by KMIC over minor differences between the records of the Agent and KMIC.

         4. All supplies, including forms and policies furnished by KMIC and any copies or other reproductions of them, shall remain the property of KMIC and shall be returned to KMIC or its representative upon demand.

    I.   INDEMNIFICATION

         The respective parties shall indemnify and hold one another harmless against all civil liability including damages, fines, penalties, approved attorney fees, costs of investigation and defense reasonably incurred arising out of a direct result of:

         1. Any KMIC act or omission damaging to the Agent, except to the extent the Agent has caused, compounded, or contributed to such error, in which case Agent shall indemnify KMIC to the extent of the damages caused by or attributable to Agent.


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         2.   Any Agent act or omission damaging to KMIC, except to the extent the KMIC has contributed to such error, or where Agent's reasonable use of KMIC's forms, procedures or instructions has caused such damage, in which case KMIC shall indemnify Agent to the extent of the damages caused by or attributable to KMIC.

         3. The Agent and KMIC shall properly notify one another upon receiving notice off the commencement of any action related to such liabilities. KMIC shall be entitled to participate in any such action or to assume the defense of any such action. If KMIC assumes the defense of any such action, it shall not be liable to the Agent for any legal or other expenses subsequently incurred on the Agent's behalf absent KMIC's advance approval of such expenses.

         4. Neither party shall, except at its own risk and expense, voluntarily assume any liability, make any payment or incur any expense without the prior written consent of the other.

    J.   MISCELLANEOUS

         1. Amendment. This agreement may be amended only in writing by mutual agreement of the Agent and KMIC.

         2. Non Waiver. Any failure by KMIC to insist upon compliance with any provisions of this Agreement or of the rules and regulations of KMIC shall not be construed as or constitute a waiver of them by KMIC.

         3. Integrated Agreement. This Agreement and its attachments as modified from time to time supersedes and replaces as of its effective date, all previous agreements, if any, between KMIC and the Agent.

         4. Independent Contractor. The Agent is an independent insurance agent and independent contractor, and not an employee, manager, officer or owner of KMIC.

         5. Applicable Law. This Agreement shall be interpreted under the laws of the State of Kentucky. Any provisions of this Agreement or any amendments to the Agreement that are or become in conflict with any applicable statutes or regulations shall be deemed to be amended to conform to those statutes or regulations.

         6. Counterparts. This Agreement and any Exhibits which require signatures may be executed in counterparts which shall together be regarded as binding upon the Parties.


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         7.   Authority. The persons signing below represent and warrant that they are duly authorized representatives of the respective Parties, fully willing and able to execute this Agreement.


         Signed and effective this 13th Day of October, 1998.


                                         AGENT

                                         By:  J. Dennis Johnson
                                              ----------------------------------

                                         Its: President
                                              ----------------------------------


                                         KENTUCKY MEDICAL INSURANCE COMPANY

                                         By:  /s/ Stephen L. Byrnes
                                              ----------------------------------
                                              Stephen L. Byrnes, Chief Marketing
                                              Officer of Stratton-Cheeseman
                                              Management Company and Authorized
                                              Representative of KMIC



















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                                   EXHIBIT A


         AGENCY AGREEMENT FOR PHYSICIAN PROFESSIONAL LIABILITY BUSINESS
                   SCHEDULE OF COMMISSIONS AND WRITTEN PREMIUM
                                KMA AGENCY, INC.



On Business Produced by KMA Agency             New              Renewal
----------------------------------             ---              -------

Physicians Professional Liability              4.5%              4.5%

On Business Produced by Subagents              New              Renewal
---------------------------------              ---              -------

Physicians Professional Liability              10%               10%



An annual year end production bonus program will be instituted between KMIC and the Agency. At or about the beginning of each year an annual target shall be established by KMIC, in consultation with the Agency, for the bonus program percentage awards for that year which will be payable in February following the year for which the bonus was earned.


For the 1998 Bonus Program, the total net written premium to be produced by Agent is $13,000,000 by December 31, 1998. If total net written premium produced by Agent does not reach $13,000,000, the commission rate may (at KMIC's discretion) reduce to 3.5% on New Business Policies and 3.5% on Renewal Policies effective January 1, 1999.


















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